Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 18, 2025, relating to the financial statements of Coya Therapeutics, Inc. appearing in Coya Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/WEAVER AND TIDWELL, L.L.P.

New York, New York

August 12, 2025